UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
LIN TV CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	05-0501252 (I.R.S. Employer Identification No.)

Four Richmond Square Providence, Rhode Island (Address of Principal Executive Offices)	02906 (Zip Code)
Third Amended and Restated 2002 Non-Employee Director Stock Plan
(Full Title of the Plan)
Vincent L. Sadusky
President and Chief Executive Officer
LIN TV Corp.
Four Richmond Square
Providence, Rhode Island 02906
(Name and Address of Agent For Service)
401-454-2880
(Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Thomas S. Ward, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
617-526-6000
CALCULATION OF REGISTRATION FEE

Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Class A Common Stock, $0.01 par value per share	1,100,000	$8.87	$9,757,000	$1,044

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on December 1, 2006.

SIGNATURES
INDEX TO EXHIBITS
Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
Consent of PricewaterhouseCoopers LLP
Consent of KPMG LLP
STATEMENT OF INCORPORATION BY REFERENCE
     This Registration Statement on Form S-8 is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 1,100,000 additional shares of the Registrant’s Class A Common Stock issuable pursuant to the Registrant’s Third Amended and Restated 2002 Non-Employee Director Stock Plan.
     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-126608, relating to the Registrant’s Amended and Restated 2002 Non-Employee Director Stock Plan.

Item 8. Exhibits
     The Exhibit Index immediately preceding the exhibits is incorporated by reference.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Providence, Rhode Island on this 6th day of December 2006.

LIN TV CORP.
By:	/s/ Vincent L. Sadusky
Vincent L. Sadusky
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of LIN TV Corp., hereby severally constitute and appoint Vincent Sadusky and William A. Cunningham, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable LIN TV Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent L. Sadusky Vincent L. Sadusky	Director, President and Chief Executive Officer (Principal Executive Officer)	December 6, 2006
/s/ Bart W. Catalane Bart W. Catalane	Sr. Vice President, Chief Financial Officer (Principal Financial Officer)	December 6, 2006
/s/ William A. Cunningham William A. Cunningham	Vice President, Controller (Principal Accounting Officer)	December 6, 2006
/s/ William S. Banowsky William S. Banowsky	Director	December 6, 2006
Peter S. Brodsky	Director	December 6, 2006
/s/ Royal W. Carson, III Royal W. Carson, III	Director	December 6, 2006
/s/ William H. Cunningham William H. Cunningham	Director	December 6, 2006
Douglas W. McCormick	Director	December 6, 2006
/s/ Michael A. Pausic Michael A. Pausic	Director	December 6, 2006
Mitchell Stern	Director	December 6, 2006

INDEX TO EXHIBITS

Number	Description
3.1(1)	Second Amended and Restated Certificate of Incorporation of LIN TV Corp., as amended

3.2(2)	Second Amended and Restated By-Laws of LIN TV Corp., as amended

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of KPMG LLP

24	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (File No. 001-31311) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (File No. 001-31311) and incorporated herein by reference.